Exhibit 10.3
FIRST AMENDMENT TO
STOCK OPTION AGREEMENT
     This First Amendment to Stock Option Agreement (the “First Amendment”) is dated as of August 30, 2005, by and between Home Solutions of America, Inc., a Delaware corporation (the “Company”), and Frank J. Fradella (the “Optionee”).
     WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement dated December 20, 2004 (the “Agreement”), whereby the Optionee was granted stock options under the Company’s 1998 Stock Option Plan;
     WHEREAS, the Optionee and the Company desire to amend the Agreement as set forth herein, in order to modify the vesting period of the stock options of the Company that were granted to the Optionee in the Agreement;
     NOW THEREFORE, the parties hereto agree as follows:
     1. The paragraph entitled “Vesting Schedule” on the first page of the Agreement is hereby deleted and replaced in its entirety with the following sentence:
     “Vesting Schedule: This Option shall be fully vested and exercisable as to all of the Shares available for purchase hereunder effective as of August 30, 2005.”
     2. Except as expressly amended hereby, the Agreement remains in full force and effect. Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.
     This First Amendment to Stock Option Agreement may be executed in one or more identical counterparts, including by facsimile signature, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

COMPANY: HOME SOLUTIONS OF AMERICA, INC.
By:
Rick J. O’Brien
Chief Financial Officer

OPTIONEE:

Frank J. Fradella

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